Exhibit 1.2

Execution Copy

DYNEGY INC.

4,000,000 Shares of 5.375% Series A Mandatory Convertible Preferred Stock, $0.01 par value per share

UNDERWRITING AGREEMENT

October 7, 2014

October 7, 2014

To the Representatives named in Schedule I hereto

for the Underwriters named in Schedule I hereto

Ladies and Gentlemen:

Dynegy Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), 4,000,000 shares of its 5.375% Series A Mandatory Convertible Preferred Stock, $0.01 par value per share (the “Firm Shares”). The Company also proposes to issue and sell to the several Underwriters up to 600,000 additional shares of its 5.375% Series A Mandatory Convertible Preferred Stock, $0.01 par value per share (the “Additional Shares”), if and to the extent that you, as Representatives of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares granted to the Underwriters in Section 2 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.” The 5.375% Series A Mandatory Convertible Preferred Stock, $0.01 par value per share of the Company are hereinafter referred to as “Series A Preferred Stock.” The Series A Preferred Stock will be convertible into a variable number of common shares, $0.01 par value per share, of the Company. Such common shares of the Company into which the Shares are convertible are hereinafter referred to as the “Conversion Shares” and the common shares, generally, are hereinafter referred to as the “Common Stock.”

The terms of the Series A Preferred Stock are set forth in the Third Amended and Restated Certificate of Incorporation of Dynegy Inc. (the “Articles of Incorporation”) filed by the Company with the Secretary of State of the State of Delaware.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, (file number 333-199179) on Form S-3, relating to the Shares and other securities of the Company that may be issued from time to time by the Company. The registration statement, as at any given time, together with the amendments thereto to such time prior to the date of this Agreement, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), or at such time, as the case may be, is hereinafter referred to as the “Registration Statement”, and the related prospectus, dated October 6, 2014, included in the Registration Statement at the time first filed with the Commission when it became automatically effective covering the securities included in such Registration Statement including the Shares, is hereinafter referred to as the “Base Prospectus.” The Base Prospectus, as supplemented by the prospectus supplement, dated October 6, 2014, specifically relating to the Shares in the form first used to confirm sales of the Shares, (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus,” and the term “preliminary prospectus” means any preliminary form of the Prospectus, including, without limitation, the Time of Sale Prospectus (as defined below). For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the documents and pricing information set forth under the caption “Time of Sale Prospectus” in Schedule II hereto, and “Applicable Time” means 5:00 p.m. (New York City time) on October 7, 2014, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Base Prospectus,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents incorporated and deemed to be incorporated by reference therein as of the date of reference to any such “Registration Statement,” “Base Prospectus,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus”. The terms “supplement,”, “supplemented” “amendment,” “amend” and “amended” as used herein with respect to the Registration Statement, the Base Prospectus, the Time of Sale Prospectus, any preliminary prospectus or the Prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as of the time at which such representation, warranty or statement is or was made in such Registration Statement, the Base Prospectus, the Time of Sale Prospectus, any preliminary prospectus or the Prospectus that are deemed to be incorporated by reference therein as of the time at which such representation, warranty or statement is or was made.

Subsidiaries of the Company have entered into (i) a Purchase and Sale Agreement, dated as of August 21, 2014, as amended and supplemented, if applicable, to the date hereof (the “Duke Midwest Purchase Agreement”), with entities affiliated with Duke Energy Corp. (“Duke”) relating to the acquisition of certain power generation assets (the “Duke Midwest Assets”) from Duke (the “Duke Acquisition”), and (ii) Stock Purchase Agreements, dated as of August 21, 2014, as amended and supplemented, if applicable, to the date hereof (the “ERC Purchase Agreements” and together with the Duke Midwest Purchase Agreement, the “Purchase Agreements”) with entities affiliated with Energy Capital Partners (“ECP”) relating to the acquisition of certain power generation assets (the “ECP Assets”) from ECP (the “ECP Acquisition” and together with the Duke Acquisition, the “Acquisitions”) and the entities acquired by the Company thereby (as further described in the Time of Sale Prospectus and the Prospectus, the “Target Entities”).

In connection with the Acquisitions, the Company expects to obtain approximately $5.1 billion in senior unsecured debt financing (collectively, the “Debt Financing”) and is offering shares of its Common Stock (together with the Debt Financing, the “Other Transactions”) in other transactions (the “Other Financings”).

1.                                      Representations and Warranties. The Company represents and warrants to and agrees with each of the Underwriters that:

(a)                                 The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the Company’s knowledge, threatened by the Commission.

(b)                                 The Registration Statement is an automatic shelf registration statement as defined in Rule 405 under the Securities Act, and at all relevant times for purposes of this Agreement and the transactions contemplated hereby the Company is, was and will be a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) eligible to use the Registration Statement as an automatic shelf registration statement and to file on Form S-3 and, the Company has not received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement.

(c)                                  (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated or deemed to be incorporated by reference in the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement as of the date hereof does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iv) the Registration Statement and the Prospectus comply, and as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (v) the Time of Sale Prospectus does not and at the Applicable Time, will not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date and each Option Closing Date (as each is defined in Section 4), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (vi) each broadly available road show and the free writing prospectus, if any, when taken together with the preliminary prospectus accompanying, or delivered prior to delivery of, or filed prior to the first use of, such broadly available roadshow and/or free writing prospectus, as applicable, did not and at the Closing Date will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vii) the Prospectus, at the time filed with the Commission as of the date hereof, as of the Closing Date and as of each Option Closing Date (as defined in Section 2) did not, does not and as then amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus, any preliminary prospectus, any broadly available road show or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein.

(d)                                 The Purchase Agreements are in full force and effect and no party to any of the Purchase Agreements has sought to modify, amend or waive any of the provisions thereof; (i) except as disclosed in or contemplated by the Purchase Agreements, no consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body was required for the execution and delivery of, or is required for the performance of, the Purchase Agreements by any of the parties thereto and the consummation of the transactions contemplated thereby and (ii) other than Purchase Agreements, there are no other material agreements relating to the Company’s proposed acquisition of the assets and equity interests to be acquired pursuant to the Purchase Agreements.

(e)                                  At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Shares, the Company is not, was not and will not be, and as of the Applicable Time, the Company is not, was not and will not be, an “ineligible issuer” as defined in Rule 405 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule II hereto forming part of the Time of Sale Prospectus, and broadly available road show, if any, each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior written consent, prepare, use or refer to, any free writing prospectus. Each free writing prospectus identified in Schedule II hereto and broadly available roadshow, if any, as of its issue date and at all times through the completion of the public offering and sale of the Shares, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Time of Sale Prospectus or the Prospectus.

(f)                                   Certain direct and indirect subsidiaries of the Company are identified on Schedule III hereto (each a “Key Subsidiary” and collectively, the “Key Subsidiaries”). Other than the Key Subsidiaries, the Company has no subsidiary that would constitute a “significant subsidiary” as such term is defined in Rule 1-02 of Regulation S-X.

(g)                                  The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus, and to enter into and perform its obligations under this Agreement. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”).

(h)                                 Each subsidiary of the Company has been duly incorporated or formed, as applicable, is validly existing as a corporation, limited liability company or partnership, as applicable, in good standing under the laws of the jurisdiction of its incorporation or formation, as applicable, has the corporate, limited liability company or partnership power, as applicable, and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and the Prospectus. Each subsidiary of the Company is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect; all of the issued shares of capital stock or other ownership interests of each subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except as disclosed in the Time of Sale Prospectus and the Prospectus or solely in the case of each subsidiary that is not a Key Subsidiary, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(i)                                     This Agreement has been duly authorized, executed and delivered by the Company.

(j)                                    The authorized capital stock of the Company conforms as to legal matters in all material respects to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus.

(k)                                 The outstanding shares of Common Stock have been duly authorized and are validly issued, fully paid and non-assessable.

(l)                                     The Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable and will have the rights set forth in the Company’s Articles of Incorporation (including the Certificate of Designations), and the issuance of such Shares will not be subject to any preemptive or similar rights.

(m)                             The form of certificate used to evidence the Shares complies in all material respects with all applicable requirements of the law of the State of Delaware, the New York Stock Exchange (the “NYSE”) and the Company’s articles of incorporation and by-laws, and has been duly authorized and approved by the board of directors of the Company.

(n)                                 The Shares will be convertible into the Conversion Shares in accordance with the terms of the Series A Preferred Stock set forth in the Certificate of Designations; a number of Conversion Shares (the “Maximum Number of Conversion Shares”) equal to the product of (A) the sum of a number of shares of Common Stock equal to the maximum conversion rate for the Series A Preferred Stock and, to the extent so elected by the Company in connection with any such conversion, the number of shares of Common Stock deliverable by the Company upon conversion in respect of dividends payable upon conversion of the Shares (assuming the Company elects to issue and deliver, in respect of accumulated and unpaid dividends, the maximum number of shares of Common Stock in connection with any such conversion), multiplied by (B) the aggregate number of Shares, in each case in accordance with the terms of the Certificate of Designations, has been and will be duly authorized and reserved for issuance by all necessary corporate action of the Company and such Conversion Shares, when issued upon such conversion or delivery (as the case may be) in accordance with the terms of the Series A Preferred Stock set forth in the Certificate of Designations, will be validly issued, fully paid and non-assessable, will conform in all material respects to the descriptions thereof in the Registration Statement, the Time of Sale Prospectus and the Prospectus and will not be subject to any preemptive or similar rights.

(o)                                 The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and the Company is subject to the reporting requirements of Section 13 of the Exchange Act and files reports with the Commission on the Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system. The Common Stock is listed on The New York Stock Exchange, Inc.

(p)                                 At June 30, 2014, on a consolidated basis, after giving pro forma effect to the issuance and sale of the Shares pursuant hereto, the Company would have an authorized and outstanding capitalization as set forth in the Time of Sale Prospectus and the Prospectus under the caption “Capitalization” (other than for subsequent issuances of capital stock, if any, pursuant to employee benefit plans described in the Time of Sale Prospectus and the Prospectus or upon exercise of outstanding options or warrants described in the Time of Sale Prospectus and the Prospectus).

(q)                                 Neither the Company nor any of its subsidiaries is (i) in violation of its charter, bylaws or other constitutive document or (ii) in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject (each an “Existing

Instrument”), except, in the case of clause (ii) above, for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Effect. The Company’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby, including the issuance and sale of the Shares and the issuance of a number of Conversion Shares equal to the Maximum Number of Conversion Shares issuable by the Company in accordance with the terms of the Certificate of Designations and by the Time of Sale Prospectus and the Prospectus will not (i) result in any violation of the provisions of the charter, bylaws or other constitutive document of the Company or any subsidiary, (ii) require the consent of any other party to, any Existing Instrument, except in such case, for such conflicts, breaches, or Defaults, as would not, individually or in the aggregate, result in a Material Adverse Effect and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any subsidiary.

(r)                                    No consent, approval, authorization (including, but not limited to, prior authorizations from the Federal Energy Regulatory Commission under Sections 203 or 204 of the Federal Power Act, as amended) or order of, or registration or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, including the issuance and sale of the Shares and the issuance of a number of Conversion Shares equal to the Maximum Number of Conversion Shares issuable by the Company in accordance with the terms of the Certificate of Designations or the consummation of the transactions contemplated hereby or by the Time of Sale Prospectus or the Prospectus, except for such consent, approvals, authorizations, orders, registrations or qualifications that have been obtained or where failure to do so would not reasonably be expected to have a Material Adverse Effect or a material adverse effect on the offering and sale of the Shares.

(s)                                   Since the date of the most recent financial statements of the Company included in the Time of Sale Prospectus and the Prospectus, there has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus and the Prospectus.

(t)                                    Subsequent to the respective dates as of which information is given in each of the Time of Sale Prospectus and the Prospectus, (i) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends and (iii) there has not been any material change in the short term debt or long term debt of the Company and its subsidiaries, except in each case as described in each of the Time of Sale Prospectus and the Prospectus.

(u)                                 There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened, to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject (i) other than proceedings accurately disclosed in all material respects in the Time of Sale Prospectus and the Prospectus and proceedings that would not reasonably be expected to have a Material Adverse Effect on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated hereby or by the Time of Sale Prospectus and the Prospectus or (ii) that are required to be disclosed in the Registration Statement, the Time of Sale Prospectus or the Prospectus and are not so disclosed; and there are no statutes, regulations, contracts or other documents that are required to be disclosed in the Registration Statement, the

Time of Sale Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement that are not disclosed or filed as required.

(v)                                 Each preliminary prospectus and the Prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with, and each such preliminary prospectus and the Prospectus was filed within the time periods required by, the Securities Act and the applicable rules and regulations of the Commission thereunder.

(w)                               The Company is not, and after giving effect to the offering and sale of the Shares and, if issued on or prior to October 14, 2014, the Common Stock and the senior unsecured debt in the Other Transactions pursuant to the Other Financings, and the application of the proceeds thereof as described in the Time of Sale Prospectus and the Prospectus will not be, (i) required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended, or (ii) a “business development company” (as defined in Section 2(a)(48) of the Investment Company Act of 1940, as amended. The Company is not, and during the past three years neither the Company nor any of its predecessors was, (a) a “blank check company” (as defined in Rule 419(a)(2) under the Securities Act), (b) a “shell company,” other than a “business combination related shell company” (each as defined in Rule 405 under the Securities Act) or (c) an “issuer for an offering of penny stock” (as defined in Rule 3a51-1 of the Exchange Act). The Company satisfies the requirements of paragraphs (a)(1)(i) and (a)(1)(ii) of the Commission’s Rule 139 promulgated under the Securities Act and its shares of Common Stock are “actively-traded securities,” as defined in Rule 101(c)(1) of Regulation M promulgated under the Securities Act.

(x)                                 Except as disclosed in the Time of Sale Prospectus and the Prospectus, and except as would not, individually or in the aggregate, have a Material Adverse Effect: (i) each of the Company and its subsidiaries and their respective operations and facilities are in compliance with, applicable Environmental Laws (as defined herein), which compliance includes, without limitation, having obtained and being in compliance with any permits, licenses or other governmental authorizations or approvals, and having made all filings and provided all financial assurances and notices, required for the ownership and operation of the business, properties and facilities of the Company or its subsidiaries under applicable Environmental Laws, and compliance with the terms and conditions thereof; (ii) neither the Company nor any of its subsidiaries has received any written notice from a governmental authority or other third party, that alleges that the Company or any of its subsidiaries is in violation of any Environmental Law; (iii) to the knowledge of the Company, there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company or its subsidiaries has received written notice, and no written notice by any person or entity alleging actual or potential liability on the part of the Company or any of its subsidiaries based on or pursuant to any Environmental Law pending or threatened in writing against the Company or any of its subsidiaries or any person or entity whose liability under or pursuant to any Environmental Law the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law; (iv) neither the Company nor any of its subsidiaries is conducting or paying for, in whole or in part, any investigation, remediation, remedial action or other corrective action concerning Materials of Environmental Concern (as defined herein) pursuant to any Environmental Law at any site or facility; (v) no lien, charge, encumbrance or restriction has been recorded pursuant to any Environmental Law with respect to any assets, facility or property owned, operated or leased by the Company or any of its subsidiaries; and (vi) there have been no Releases (as defined herein) or threatened Releases of any Material of Environmental Concern that could reasonably be expected to result in a violation of or liability under any Environmental

Law on the part of the Company or any of its subsidiaries, including without limitation, any such liability which the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law.

For purposes of this Agreement, “Environment” means ambient air, indoor air, surface water, groundwater, drinking water, soil, surface and subsurface strata, and natural resources such as wetlands, flora and fauna. “Environmental Laws” means all applicable federal, state, local and foreign laws or regulations, ordinances, codes, orders, decrees, judgments and injunctions issued, promulgated or entered thereunder, relating to pollution or protection of the Environment or human health (as such relates to exposure to Materials of Environmental Concern), including without limitation, those relating to (i) the Release or threatened Release of Materials of Environmental Concern and (ii) the manufacture, processing, distribution, use, generation, treatment, storage, transport, handling or recycling of Materials of Environmental Concern. “Materials of Environmental Concern” means any hazardous substance, material, pollutant, contaminant, chemical, waste, compound, or constituent, in any form, including without limitation, petroleum and petroleum products, subject to regulation under any Environmental Law. “Release” means any release, spill, emission, discharge, deposit, disposal, leaking, pumping, pouring, dumping, emptying, injection or leaching into the Environment, or into, from or through any building, structure or facility.

(y)                                 There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to (i) file a registration statement under the Securities Act with respect to any securities of the Company, other than such contracts, agreements or understandings as have been disclosed in the Time of Sale Prospectus or the Prospectus or (ii) include such securities with the Shares registered pursuant to the Registration Statement other than such contracts, agreements or understandings that have been waived. Except as disclosed in the Time of Sale Prospectus and the Prospectus, there are no contracts or other documents (including, without limitation, any voting agreement) that are required to be described in the Time of Sale Prospectus or the Prospectus or filed as exhibits to the Registration Statement by the Securities Act, the Exchange Act or the rules and regulations of the Commission which have not been so described or incorporated by reference therein or filed. Except for this Agreement, there are no contracts, agreements or understandings between the Company and any person that would in connection with the offering contemplated hereby give rise to a valid claim against the Company or any Underwriter or any Representative for a brokerage commission, finder’s fee or other like payment.

(z)                                  Neither the Company nor any of its subsidiaries or controlled affiliates, nor any director (in their role as director of the company) or officer, nor, to the Company’s knowledge, any of the employees, agents or representatives of the Company or of any of its subsidiaries or controlled affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Company and its subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws.

(aa)                          The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(bb)                          (i) Neither the Company nor any of its subsidiaries, controlled affiliates, directors (in their role as such) or officers, nor to the knowledge of the Company any of the employees, agents or representatives of the Company, its subsidiaries or controlled affiliates, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

(A)                       the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor

(B)                       located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Cuba, Iran, North Korea, Sudan and Syria).

(ii) The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A)                       to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B)                       in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

For the past five years, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(cc)                            Ernst & Young LLP, which expressed their opinions with respect to certain financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules included or incorporated by reference in the Time of Sale Prospectus and the Prospectus, are independent public accountants within the meaning of the rules adopted by the Commission and the Public Company Accounting Oversight Board (the “PCAOB”) as required by the Securities Act and the Exchange Act.

(dd)                          PricewaterhouseCoopers LLP (“PWC”), which expressed their opinion with respect to certain financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules included or incorporated by reference in the Time of Sale Prospectus and the Prospectus, are independent public accountants with regard to AER within the meaning of the rules adopted by the Commission and PCAOB as required by the Securities Act and the Exchange Act.

(ee)                            Deloitte & Touche, LLP, which expressed their opinion with respect to certain financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules included or incorporated by reference in the Time of Sale Prospectus and the Prospectus, are independent public accountants with regard to Duke and ECP within the meaning of the rules adopted by the Commission and PCAOB as required by the Securities Act and the Exchange Act.

(ff)                              The financial statements, together with the related schedules and notes, included or incorporated by reference in the Time of Sale Prospectus and the Prospectus present fairly, in all material respects, the financial position and the results of operations and changes in financial position of the Company and its consolidated subsidiaries and other consolidated entities at the respective dates or for the respective periods therein specified. Such financial statements have been prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”) applied on a consistent basis throughout the periods covered thereby, except, in the case of the quarterly financial statements for normal year-end adjustments and as may be expressly stated in the related notes thereto, and comply as to form with the applicable accounting requirements of Regulation S-X; all non-GAAP financial information included or incorporated by reference in the Time of Sale Prospectus and the Prospectus, if any, complies with the requirements of Regulation G and Item 10 of Regulation S-K under the Act. The financial data set forth in the Time of Sale Prospectus and the Prospectus under the captions “Summary— Summary Historical Consolidated Financial Data of Dynegy,” “Summary—Summary Historical Consolidated Financial Data of Duke Midwest Assets,” “Summary—Summary Historical Combined Financial Data of ECP Assets,” “Capitalization,” “Ratio of Earnings to Fixed Charges” and elsewhere in the Time of Sale Prospectus and the Prospectus fairly present in all material respects the information set forth therein on a basis consistent with that of the audited and unaudited historical financial statements contained or incorporated by reference in the Time of Sale Prospectus and the Prospectus. The unaudited pro forma condensed combined consolidated financial statements and data of the Company and its subsidiaries and the related notes thereto included under the caption “Summary—Summary Unaudited Pro Forma Financial Data For Combined Company,” and elsewhere in the Time of Sale Prospectus and the Prospectus present fairly, in all material respects, the information contained therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements (including, without limitation, the requirements of Regulation S-X) and have been properly presented on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. The statistical and market related data included or incorporated by reference in the Time of Sale Prospectus and the Prospectus are based on or derived from sources that the Company believes to be reliable and represent their good faith estimates that are made on the basis of data derived from such sources.

(gg)                            The financial statements, together with the related schedules and notes, of the Duke Midwest Assets, included or incorporated by reference in the Time of Sale Prospectus and the Prospectus present fairly in all material respects the consolidated financial position of such entities to which they relate as of and at the dates indicated and the results of their operations and their cash flows for the periods specified. Such financial statements have been prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods covered thereby, except, in the case of the quarterly financial statements for normal year-end adjustments and as may be expressly stated in the related notes thereto, and comply as to form with the applicable accounting requirements of Regulation S-X; all non-GAAP financial information included or incorporated by reference in the Time of Sale Prospectus and the Prospectus, if any, complies with the requirements of Regulation G and Item 10 of Regulation S-K under the Act.

(hh)                          The financial statements, together with the related schedules and notes, of the ECP Assets included or incorporated by reference in the Time of Sale Prospectus and the Prospectus present fairly in all material respects the consolidated financial position of such entities to which they relate as of and at the dates indicated and the results of their operations and their cash flows for the periods specified. Such financial statements have been prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods covered thereby, except, in the case of the quarterly financial statements for normal year-end adjustments and as may be expressly stated in the related notes thereto, and comply as to form with the applicable accounting requirements of Regulation S-X; all non-GAAP financial information included or incorporated by reference in the Time of Sale Prospectus and the Prospectus, if any, complies with the requirements of Regulation G and Item 10 of Regulation S-K under the Act.

(ii)                                  The financial statements, together with the related schedules and notes, of the New Ameren Energy Resources, LLC and its subsidiaries, Ameren Energy Generating Company, Ameren Energy Fuels and Services Company, New AERG, LLC (successor to Ameren Energy Resources Generating Company) and Ameren Energy Marketing Company from Ameren, included or incorporated by reference in the Time of Sale Prospectus and the Prospectus present fairly in all material respects the consolidated financial position of such entities to which they relate as of and at the dates indicated and the results of their operations and their cash flows for the periods specified. Such financial statements have been prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods covered thereby, except, in the case of the quarterly financial statements for normal year-end adjustments and as may be expressly stated in the related notes thereto, and comply as to form with the applicable accounting requirements of Regulation S-X; all non-GAAP financial information included or incorporated by reference in the Time of Sale Prospectus and the Prospectus, if any, complies with the requirements of Regulation G and Item 10 of Regulation S-K under the Act.

(jj)                                The Company and its subsidiaries possess all material certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities (including but not limited to, prior authorizations from the Federal Energy Regulatory Commission under Sections 203 or 204 of the Federal Power Act, as amended) necessary to conduct their respective businesses, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as disclosed in the Time of Sale Prospectus and the Prospectus.

(kk)                          The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are disclosed in the Time of Sale Prospectus and the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases, except as disclosed in the Time of Sale Prospectus.

(ll)                                  The Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, individually or in the aggregate, have a Material Adverse Effect) and have paid all taxes required to be paid thereon (except for cases in which the failure to file or pay would not have a Material Adverse Effect, or, except as currently being contested in good faith and for which reserves required by U.S. GAAP have been created in the financial statements of the Company), and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company nor any of its subsidiaries have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its subsidiaries and which could reasonably be expected to have) a Material Adverse Effect. The Company has made adequate charges, accruals and reserves in accordance with generally accepted accounting principles in the United States (“GAAP”) in the applicable financial statements referred to in Section 1(y) hereof in respect of all federal, state, local and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined.

(mm)                  The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for, to the extent such coverage is generally available; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole, except as disclosed in the Time of Sale Prospectus and the Prospectus.

(nn)                          None of the Company, any of its subsidiaries or controlled affiliates or any other person acting on its or their behalf (other than the underwriters for which the Company makes no representation) has taken or will take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares. The Company has not made and will not make any offer or sale of any securities which could be “integrated” with the offer and sale of the Shares pursuant to this Agreement.

(oo)                          The Company and its subsidiaries and their respective officers and directors are in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder).

(pp)                          The Company and its subsidiaries have established and maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that comply with the requirements of the Exchange Act, including, within limitation, Rule 13a-15(a) promulgated thereunder; such “disclosure controls and procedures” have been designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, including made known to the Company’s principal executive officer and principal financial officer; and such “disclosure controls and procedures” are effective; and the Company and its subsidiaries maintain an effective system of accounting controls and internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) that are sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement is accurate. Since the end of the Company’s most recent audited fiscal year, there has been (x) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (y) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(qq)                          The Company and its subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974 (as amended, “ERISA,” which term, as used herein, includes the regulations and published interpretations thereunder)) established or maintained by the Company and its subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA. “ERISA Affiliate” means, with respect to the Company or a subsidiary of the Company, any member of any group of organizations disclosed in Section 414 of the Internal Revenue Code of 1986 (as amended, the “Code,” which term, as used herein, includes the regulations and published interpretations thereunder) of which the Company or such subsidiary is a member.

(rr)                                No relationship, direct or indirect, exists between or among any of Company or any affiliate of the Company, on the one hand, and any director, officer, member, stockholder, customer or supplier of the Company or any affiliate of the Company, on the other hand, which is required by the Securities Act to be disclosed in the Registration Statement which is not so disclosed therein and in the Time of Sale Prospectus and the Prospectus. There are no outstanding loans, advances (except advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any officers or directors of any affiliate of the Company or any of their respective family members.

(ss)                              The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

2.                                      Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective numbers of Firm Shares set forth opposite its name in Schedule I hereto at $97.00 per share (the “Purchase Price”).

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional

Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to 600,000 Additional Shares at the Purchase Price, provided, however, that the amount paid by the Underwriters for any Additional Shares shall be reduced by an amount per share equal to any dividends declared by the Company with a record date for payment that is after the Closing Date and payable on the Firm Shares but not payable on such Additional Shares. You may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares nor later than 10 business days after the date of such notice. Additional Shares may be purchased as provided in Section 4 hereof. On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

3.                                      Terms of Public Offering. The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in their judgment is advisable. The Company is further advised by you that the Shares are to be offered to the public upon the terms set forth in the Prospectus.

4.                                      Payment and Delivery. Payment for the Firm Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at the offices of Paul Hastings LLP, 75 East 55th Street, New York, New York 10022 at 10:00 a.m., New York City time, on October 14, 2014, or at such other time on the same or such other date, not later than the fifth business day thereafter, as may be mutually agreed between you and the Company. The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at the offices of Paul Hastings LLP, 75 East 55th Street, New York, New York 10022 at 10:00 a.m., New York City time, on the date specified in the corresponding notice disclosed in Section 2 or at such other time on the same or on such other date, in any event not later than the tenth business day thereafter, as shall be mutually agreed by you and the Company. Each time and date of such payment are hereinafter referred to as the “Option Closing Date”.

The Firm Shares and the Additional Shares shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, if any, as the case may be. The Firm Shares and the Additional Shares shall be delivered to you on the Closing Date or the applicable Option Closing Date, if any, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

5.                                      Conditions to the Underwriters’ Obligations. The several obligations of the Underwriters are subject to the following conditions:

(a)                                 Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i)                there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Company or any of the securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act; and

(ii)             there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus or the Prospectus that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus and the Prospectus.

(b)                                 The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 5(a) above and to the effect that the representations and warranties of the Company contained in this Agreement were and are true and correct as of the Applicable Time and the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c)                                  The Underwriters shall have received on the Closing Date an opinion and negative assurance letter of White & Case LLP, outside counsel for the Company, dated such Closing Date, in form agreed to with counsel to the Underwriters.

(d)                                 The Underwriters shall have received on the Closing Date an opinion and negative assurance letter of Paul Hastings LLP, counsel for the Underwriters, dated such Closing Date, in form and substance reasonably acceptable to the Representatives with respect to such matters reasonably requested by the Representatives.

(e)                                  On the date hereof, the Underwriters shall have received from Ernst & Young LLP, the independent registered public accounting firm for the Company, a “comfort letter” dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Underwriters, covering certain financial information of the Company and its subsidiaries in the Registration Statement, Time of Sale Prospectus and the Prospectus, and other customary matters. In addition, on the Closing Date, the Underwriters shall have received from such accountants a “bring-down comfort letter” dated the Closing Date addressed to the Underwriters, in form and substance satisfactory to the Underwriters, in the form of the “comfort letter” delivered on the date hereof, except that (i) it shall cover certain financial information of the Company and its subsidiaries in the Registration Statement, Time of Sale Prospectus and the Prospectus and any amendment or supplement thereto and (ii) procedures shall be brought down to a date no more than 3 days prior to the Closing Date.

(f)                                   On the date hereof, the Underwriters shall have received from Deloitte & Touche, LLP (Charlotte, North Carolina), the independent registered public accounting firm for the Duke Midwest Assets, a “comfort letter” dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Underwriters, covering certain financial information of the Duke Midwest Assets in the Registration Statement, Time of Sale Prospectus and the Prospectus, and other customary matters. In addition, on the Closing Date, the Underwriters shall have received from such accountants a “bring-down comfort letter” dated the Closing Date addressed to the Underwriters, in form and substance satisfactory to the Underwriters, in the form of the “comfort letter” delivered on the date hereof, except that (i) it shall cover certain financial information of the Duke Midwest Assets in the Registration Statement, Time of Sale Prospectus and the Prospectus and any amendment or supplement thereto and (ii) procedures shall be brought down to a date no more than 3 days prior to the Closing Date.

(g)                                  On the date hereof, the Underwriters shall have received from Deloitte & Touche, LLP (Hartford, Connecticut), the independent registered public accounting firm for the ECP Assets, a “comfort letter” dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Underwriters, covering certain financial information of the ECP Assets in the Registration Statement, Time of Sale Prospectus and the Prospectus, and other customary matters. In addition, on the Closing Date, the Underwriters shall have received from such accountants a “bring-down comfort letter” dated the Closing Date addressed to the Underwriters, in form and substance satisfactory to the Underwriters, in the form of the “comfort letter” delivered on the date hereof, except that (i) it shall cover certain financial information of the ECP Assets in the Registration Statement, Time of Sale Prospectus and the Prospectus and any amendment or supplement thereto and (ii) procedures shall be brought down to a date no more than 3 days prior to the Closing Date.

(h)                                 On the date hereof, the Underwriters shall have received from PWC, the independent registered public accounting firm for Ameren Energy Resources Company, LLC (“AER”), a “comfort letter” dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Underwriters, covering certain financial information of AER in the Registration Statement, Time of Sale Prospectus and the Prospectus, and other customary matters. In addition, on the Closing Date, the Underwriters shall have received from such accountants a “bring-down comfort letter” dated the Closing Date addressed to the Underwriters, in form and substance satisfactory to the Underwriters, in the form of the “comfort letter” delivered on the date hereof, except that (i) it shall cover certain financial information of AER in the Registration Statement, Time of Sale Prospectus and the Prospectus and any amendment or supplement thereto and (ii) procedures shall be brought down to a date no more than 3 days prior to the Closing Date.

(i)                                     The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you and certain officers and directors of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

(j)                                    The Company shall have filed the requisite listing application with the New York Stock Exchange for the listing of the Shares and a number of Conversion Shares equal to the Maximum Number of Conversion Shares on the New York Stock Exchange.

(k)                                 such other documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Shares to be sold on such Closing Date and other matters related to the issuance of such Shares.

(l)                                     The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of the following:

(i)                a certificate, dated the Option Closing Date and signed by an executive officer of the Company to the effect set forth in Section 5(a) above;

(ii)             a certificate, dated the Option Closing Date and signed by an executive officer of the Company, confirming that the certificate delivered on the Closing Date pursuant to Section 5(b) hereof remains true and correct as of such Option Closing Date;

(iii)          an opinion and negative assurance letter of White & Case LLP, outside counsel for the Company, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date, in form and substance reasonably acceptable to the Representatives, and otherwise to the same effect as the opinion required by Section 5(c) hereof;

(iv)         an opinion and negative assurance letter of Paul Hastings LLP, counsel for the Underwriters, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(d) hereof;

(v)            a letter dated the Option Closing Date, in form and substance satisfactory to the Underwriters, from Ernst & Young LLP, independent public accountants, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 5(e) hereof; provided that the letter delivered on the Option Closing Date shall use a “cut-off date” not earlier than 3 business days prior to such Option Closing Date;

(vi)         a letter dated the Option Closing Date, in form and substance satisfactory to the Underwriters, from Ernst & Young LLP, independent registered public accountants, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 5(e) hereof; provided that the letter delivered on the Option Closing Date shall use a “cut-off date” not earlier than 3 business days prior to such Option Closing Date;

(vii)      a letter dated the Option Closing Date, in form and substance satisfactory to the Underwriters, from Deloitte & Touche, LLP (Charlotte, North Carolina), independent registered public accountants, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 5(f) hereof; provided that the letter delivered on the Option Closing Date shall use a “cut-off date” not earlier than 3 business days prior to such Option Closing Date;

(viii)   a letter dated the Option Closing Date, in form and substance satisfactory to the Underwriters, from Deloitte & Touche, LLP (Hartford, Connecticut), independent registered public accountants, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 5(g) hereof; provided that the letter delivered on the Option Closing Date shall use a “cut-off date” not earlier than 3 business days prior to such Option Closing Date;

(ix)         a letter dated the Option Closing Date, in form and substance satisfactory to the Underwriters from PWC, independent registered public accountants, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 5(h) hereof; provided that the letter delivered on the Option Closing Date shall use a “cut-off date” not earlier than 3 business days prior to such Option Closing Date; and

(m)                             such other documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares.

If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Underwriters by written notice to the Company at any time on or prior to the Closing Date or any Option Closing Date, if applicable, which termination shall be without liability on the part of any party to any other party, except that Sections 6(i), 8 and 10 hereof shall at all times be effective and shall survive such termination.

6.                                      Covenants of the Company. The Company covenants with each Underwriter as follows:

(a)                                 To furnish to you, without charge, a signed copy of the Registration Statement (including exhibits thereto and documents incorporated by reference therein) and to deliver to each of the Underwriters during the period mentioned in Section 6(e) or 6(f) below, as many copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b)                                 Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement a reasonable amount of time prior to the earlier of the filing with Commission or first use thereof (to the extent permitted to be used before such filing), and not to use or file any such proposed amendment or supplement to which you reasonably object or use any such proposed amendment or supplement prior to being filed with the Commission as permitted herein (if not permitted to be used prior to any such filing).

(c)                                  To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company a reasonable amount of time prior to the earlier of the filing with the Commission or first use thereof (to the extent permitted to be used before such filing) and not to use or refer to any proposed free writing prospectus to which you reasonably object or use any such free writing prospectus prior to being filed with the Commission as permitted herein (if not permitted to be used prior to any such filing).

(d)                                 Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e)                                  If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances then existing, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of the Representatives or counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances then existing, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f)                                   If, during such period after the first date of the public offering of the Shares in the reasonable opinion of counsel for the Underwriters, the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the reasonable opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g)                                  (i) To cooperate with the Representatives and counsel for the Underwriters to qualify or register (or to obtain exemptions from qualifying or registering) all or any part of the Shares for offer and sale under the securities or Blue Sky laws of the several states of the United States, the provinces of Canada or any other jurisdictions designated by the Underwriters, and to comply with such laws and to continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Shares and (ii) to advise the Representatives promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, to use its best efforts to obtain the withdrawal thereof at the earliest possible moment. Notwithstanding the foregoing, the Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation.

(h)                                 To make generally available to the Company’s security holders and to you as soon as practicable an earning statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(i)                                     Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants and other advisors in connection with the registration, issuance, sale and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation, printing, shipping and distribution and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including the filing fees payable to the Commission relating to the Shares (within the time required by Rule 456 (b)(1), if applicable), all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 6(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the Financial Industry Regulatory Authority, Inc., (v) all costs and expenses incident to listing the Shares and the Conversion Shares on the NYSE, (vi) the cost of printing certificates representing the Shares and the Conversion Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and 50% of the cost of any aircraft chartered in connection with the road show, (ix) the document production charges and expenses associated with printing this Agreement and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 8 entitled “Indemnity and Contribution” and the last paragraph of Section 10 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

(j)                                    To use its commercially reasonable effort to list, subject to notice of issuance, the Shares and a number of Conversion Shares equal to the Maximum Number of Conversion Shares on the New York Stock Exchange.

(k)                                 To reserve and keep available at all times, free of preemptive or similar rights, a number of Conversion Shares equal to the Maximum Number of Conversion Shares.

(l)                                     During the period from and including the date hereof through and including the earlier of (a) the purchase by the Underwriters of all of the Additional Shares and (b) the expiration of the Underwriters’ option to purchase Additional Shares, not to do or authorize or cause any act or thing that would result in an adjustment of the conversion rate of the Series A Preferred Stock.

(m)                             If the third anniversary of the initial effective date of the Registration Statement occurs before all the Shares have been sold by the Underwriters, prior to the third anniversary to file a new shelf registration statement and to take any other action necessary to permit the public offering of the Shares to continue without interruption, references herein to the Registration Statement shall include the new registration statement declared effective by the Commission;

(n)                                 If requested by the Representatives, to prepare a final term sheet relating to the offering of the Shares, containing only information that describes the final terms of the offering in a form consented to by the Representatives, and to file such final term sheet within the period required by Rule 433(d)(5)(ii) under the Securities Act following the date the final terms have been established for the offering of the Shares.

(o)                                 Not to take any action prohibited by Regulation M under the Exchange Act in connection with the distribution of the Shares contemplated hereby.

(p)                                 To apply the net proceeds from the sale of the Securities in the manner disclosed under the caption “Use of Proceeds” in the Time of Sale Prospectus and the Prospectus.

The Company also covenants with each Underwriter that, without the prior written consent of the Representatives with the authorization, in its sole discretion, to release the lock-up agreements on behalf of the Underwriters, it will not, during the 60-day restricted period (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Series A Preferred Stock or Common Stock or any other securities convertible into or exercisable or exchangeable for Series A Preferred Stock or Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Series A Preferred Stock or Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Series A Preferred Stock or Common Stock or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any shares of Series A Preferred Stock or Common Stock or any securities convertible into or exercisable or exchangeable for Series A Preferred Stock or Common Stock.

The restrictions contained in the preceding paragraph shall not apply to (a) the Series A Preferred Stock and the issuance of shares of Common Stock upon the conversion or redemption of such Series A Preferred Stock to be sold hereunder, (b) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and which has been otherwise disclosed in the Time of Sale Prospectus and the Prospectus, (c) the offer and sale of Common Stock in connection with the proposed offering disclosed in the Time of Sale Prospectus and the Prospectus and the filing of a registration statement in connection therewith, (d) the issuance and sale of shares of Common Stock to ECP in a transaction exempt from registration under the Securities Act pursuant to and in accordance with the ERC Purchase Agreements as disclosed in the Time of Sale Prospectus and in the Prospectus, (e) the grant of awards or the issuance of securities upon the exercise of awards granted pursuant to any incentive compensation plan or arrangement disclosed in the Time of Sale Prospectus and the Prospectus, (f) the filing of one or more registration statements on Form S-8 with respect to any incentive compensation plan of the Company disclosed in the Time of

Sale Prospectus and the Prospectus, and (g) the issuance by the Company of up to 5.0% of the shares of Common Stock outstanding after the offering of the Shares or any securities convertible into or exercisable or exchangeable for Common Stock in connection with mergers or acquisitions, joint ventures, commercial relationships or other strategic transactions if each person receiving shares pursuant to this clause (g) enters into an agreement in the form of Exhibit A hereto for the balance of the Restricted Period.

7.                                      Covenants of the Underwriters. Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

8.                                      Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, its directors and officers and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages, liabilities and expenses (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim, as promptly as reasonably practicable following the incurrence of such expenses) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any “road show” as defined in Rule 433(h) under the Securities Act (a “road show”), or the Prospectus or any amendment or supplement to any of the foregoing, or caused by any omission or alleged omission to state therein (in the case of any prospectus, in the light of the circumstances under which they were made) a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein. The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company may otherwise have.

(b)                                 Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show, or the Prospectus or any amendment or supplement to any of the foregoing. The Company hereby acknowledges that the only information that the Underwriters through the Representatives have furnished to the Company expressly for use in Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show, or the Prospectus or any amendment or supplement thereto are the statements set forth in the third paragraph, the first through tenth sentences of the twelfth paragraph, the thirteenth paragraph and the second through fourth sentences of the fifteenth paragraph under the caption “Underwriting” in the Time of Sale Prospectus and the Prospectus

and (ii) the selling concession information set forth in the free writing prospectus set forth on Schedule II hereto.

(c)                                  In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing; provided, however, that the failure to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under this Section 8 except to the extent that it has been materially prejudiced by such failure (through the forfeiture of substantive rights and defenses) and shall not relieve the indemnifying party from any liability that the indemnifying party may have to an indemnified party other than under this Section 8 and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the reasonably incurred fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party, (iii) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party, or (iv) or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonably incurred fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as promptly as reasonably practicable following the incurrence thereof. Such firm shall be designated in writing by the Representatives authorized to appoint counsel under this Section set forth in Schedule I hereto, in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 90 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity has been or could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and does not include any statements as to or any findings of fault, culpability or failure to act by or on behalf of any indemnified party.

(d)                                 To the extent the indemnification provided for in Sections 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and of the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares set forth in the table on the cover page of the Prospectus. The relative fault of the Company on the one hand and of the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of Shares they have purchased hereunder as set forth opposite their names in Schedule I hereto, and not joint.

(e)                                  The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f)                                   The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this

Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

9.                                      Termination. The Underwriters may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the payment for the Shares by the Underwriters on the Closing Date or Option Closing Date, as the case may be, (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, the New York Stock Exchange, the NYSE MKT or the NASDAQ Global Market, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

10.                               Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, upon demand, for all documented out-of-pocket expenses (including the reasonable fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

11.                               Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company and the Underwriters with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

(b)                                 This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

(c)                                  The Company acknowledges that in connection with the offering of the Shares: (i) the Underwriters have acted at arms-length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, (iii) the Underwriters may have interests that differ from those of the Company and (iv) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby, and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares. In addition, (i) Morgan Stanley & Co. LLC and Credit Suisse Securities (USA) LLC are acting as financial advisors to the Company in connection with the ECP Acquisition, (ii) Morgan Stanley & Co. LLC is acting as financial advisor to Duke in connection with the Duke Acquisition, (iii) Credit Suisse Securities (USA) LLC is acting as financial advisor to the Company in connection with the Duke Acquisition, (iv) Barclays Capital Inc. is acting as a financial advisor to ECP in connection with the ECP Acquisition, and (v) Morgan Stanley Senior Funding, Inc., Credit Suisse Securities (USA) LLC and RBC Capital Markets, LLC have each been engaged separately in advisory roles with respect to financial and/or M&A structuring, the fees for each of (i) - (v) are contingent upon the closing of the relevant Acquisition.

12.                               Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by telecopier, facsimile or other electronic transmission (i.e., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof.

13.                               Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the indemnified parties referred to in Section 8 hereof, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Shares from any of the Underwriters by reason of such purchase.

14.                               Partial Unenforceability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

15.                               Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

(a)                                 Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for suits, actions, or proceedings instituted in regard to the enforcement of a judgment of any Specified Court in a Related Proceeding (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of the Specified Courts in any Related Proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth below shall be effective service of process for any Related Proceeding brought in any Specified Court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any Specified Proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any Specified Court that any Related Proceeding brought in any Specified Court has been brought in an inconvenient forum.

16.                               Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

17.                               Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to the Representatives at c/o Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036; and if to the Company shall be delivered, mailed or sent to Dynegy Inc., 601 Travis, Suite 1400, Houston, Texas 77002, Attention: General Counsel, with a copy to: White & Case LLP, 1155 Avenue of the Americas, New York, New York 10036, Attention: Gary Kashar, Esq.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

DYNEGY INC.

By:	/s/ Clint C. Freeland
	Name:	Clint C. Freeland
	Title:	Executive Vice President & Chief Financial Officer

Accepted as of the date hereof

Morgan Stanley & Co. LLC

Acting severally on behalf of itself and the several Underwriters named in Schedule I hereto.

By:	Morgan Stanley & Co. LLC

By:	/s/ Alice Vilma
	Name:	Alice Vilma
	Title:	Executive Director

Accepted as of the date hereof

Barclays Capital Inc.

Acting severally on behalf of itself and the several Underwriters named in Schedule I hereto.

By:	Barclays Capital Inc.

By:	/s/ Robert Stowe
	Name:	Robert Stowe
	Title:	Managing Director

Accepted as of the date hereof

Credit Suisse Securities (USA) LLC

Acting severally on behalf of itself and the several Underwriters named in Schedule I hereto.

By:	Credit Suisse Securities (USA) LLC

By:	/s/ Chris Radtke
	Name:	Chris Radtke
	Title:	Director

Accepted as of the date hereof

RBC Capital Markets, LLC

Acting severally on behalf of itself and the several Underwriters named in Schedule I hereto.

By:	RBC Capital Markets, LLC

By:	/s/ James Andrew Apthorpe
	Name:	James Andrew Apthorpe
	Title:	Managing Director, Co-Head

Accepted as of the date hereof

UBS Securities LLC

Acting severally on behalf of itself and the several Underwriters named in Schedule I hereto.

By:	UBS Securities LLC

By:	/s/ Russell D. Robertson
	Name:	Russell D. Robertson
	Title:	Managing Director

By:	/s/ Corey Stein
	Name:	Corey Stein
	Title:	Associate Director

SCHEDULE I

Representatives:

Morgan Stanley & Co. LLC
Barclays Capital Inc.
Credit Suisse Securities (USA) LLC
RBC Capital Markets, LLC
UBS Securities LLC
Representative authorized to release lock- up under Section 6: Morgan Stanley & Co. LLC

Underwriter	Number of Firm Shares To Be Purchased
Morgan Stanley & Co. LLC	1,036,000
Barclays Capital Inc.	587,200
Credit Suisse Securities (USA) LLC	587,200
RBC Capital Markets, LLC	567,600
UBS Securities LLC	350,800
Deutsche Bank Securities Inc.	153,600
Merrill Lynch, Pierce, Fenner & Smith Incorporated	126,000
BNP Paribas Securities Corp.	126,000
Credit Agricole Securities (USA) Inc.	126,000
Mitsubishi UFJ Securities (USA), Inc.	126,000
SunTrust Robinson Humphrey, Inc.	119,600
J.P. Morgan Securities LLC	94,000
Total	4,000,000

SCHEDULE II

Time of Sale Prospectus

1.                                              Base Prospectus, dated October 6, 2014

2.                                              Preliminary Prospectus Supplement, dated October 6, 2014

3.                                              Pricing Term Sheet Free Writing Prospectus, dated October 8, 2014

SCHEDULE III

Key Subsidiaries

Dynegy Gas Investments, LLC

Illinova Corporation

EXHIBIT A

[FORM OF LOCK-UP LETTER]

[                    ], 2014

Morgan Stanley & Co. LLC

Barclays Capital Inc.

Credit Suisse Securities (USA) LLC

RBC Capital Markets, LLC

UBS Securities LLC

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, NY 10036

Ladies and Gentlemen:

The undersigned understands that Morgan Stanley & Co. LLC (“Morgan Stanley”) proposes to enter into (i) an Underwriting Agreement (the “Mandatory Convertible Preferred Stock Underwriting Agreement”) with Dynegy Inc., a Delaware corporation (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters, including Morgan Stanley (the “Underwriters”), of shares of the Series A Mandatory Convertible Preferred Stock, par value $0.01 per share, of the Company (the “Mandatory Convertible Preferred Stock”) and (ii) an Underwriting Agreement (the “Common Stock Underwriting Agreement”) with the Company, providing for the public offering by the Underwriters, of shares of the Common Stock, par value $0.01 per share, of the Company (the “Common Stock”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, the undersigned will not, during the period commencing on the date hereof and ending 60 days after the date of the final prospectus (the “Restricted Period”) relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Mandatory Convertible Preferred Stock or shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Mandatory Convertible Preferred Stock or Common Stock (collectively, the “Lock-Up Securities”) or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Mandatory Convertible Preferred Stock or Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Mandatory Convertible Preferred Stock, Common Stock or such other securities, in cash or otherwise.

The foregoing sentence shall not apply to:

(a)  transfers of Lock-Up Securities as a bona fide gift,

(b) distributions of Lock-Up Securities to partners, shareholders, stockholders, other equityholders, members or beneficiaries of the undersigned,

(c)  transfers of Lock-Up Securities to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin),

(d) transfers of Lock-Up Securities to the undersigned’s affiliates (within the meaning set forth in Rule 405 as promulgated by the SEC under the Securities Act of 1933, as amended) or to any investment fund or other entity controlled by or under common control or management with the undersigned or its affiliates,

(e)  transactions relating to Lock-Up Securities acquired in open market transactions after the completion of the Public Offering,

(f)  if the undersigned is an individual, dispositions in connection with the “cashless” exercise of stock options (the term “cashless” exercise in this agreement being intended to include the sale of a portion of the option shares or previously owned shares of Common Stock to the Company to cover payment of the exercise price) for the purpose of exercising such stock options (including sales in respect of tax liabilities or expected tax liabilities arising from such exercise and sale) in the case of (1) termination of employment or board service, following death, disability or other than for cause or (2) any stock options expiring during the Restricted Period, provided that any shares of Lock-Up Securities received upon such exercise shall be subject to all of the restrictions set forth in this agreement,

(g) dispositions to the Company in exercise of the Company’s right to repurchase or reacquire the undersigned’s Lock-Up Securities pursuant to agreements in effect on the date hereof, including without limitation the Company’s equity incentive plans, that permit the Company to repurchase or reacquire such securities upon termination of the undersigned’s services to the Company,

(h) dispositions of Lock-Up Securities to the Company in connection with the receipt or vesting of securities (solely in respect of tax liabilities with respect to such receipt or vesting) issued to the undersigned by the Company pursuant to any equity incentive or other compensatory plans,

(i)  transfers pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction, in each case, (x) recommended and approved by the board of directors of the Company and (y) occuring after the close of the Public Offering of the Common Stock, and made to all holders of the Company’s share capital involving a change of control of the Company pursuant to which more than fifty percent (50%) of the ownership of the Company is transferred to such third party, provided that in the event that such tender offer, merger, consolidation or other such transaction is not completed, the Lock-Up Securities held by the undersigned shall remain subject to the provisions of this letter agreement,

(j)  transfers of Lock-Up Securities by will or intestacy, or

(k) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that in the case of this clause (k), (1) such plan does not provide for the transfer of Lock-Up Securities or swap or other arrangements or transactions referred to in clause (2) of the second paragraph of this letter agreement during the Restricted Period and (2) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Restricted Period;

further provided that (1) in the case of any transfer or distribution pursuant to clause (a) through (d) and (j), each donee, transferee or distributee shall sign and deliver a lock-up letter substantially in the form of, and subject to all of the restrictions in, this letter agreement and (2) in the case of any transfer pursuant to clause (a) through (h) and (j), no filing under Section 16(a) of the Exchange Act or other public disclosure, reporting a reduction in beneficial ownership of securities of the Company, shall be required or shall be voluntarily made during the Restricted Period.

In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any Mandatory Convertible Preferred Stock or shares of Common Stock or any security convertible into or exercisable or exchangeable for Mandatory Convertible Preferred Stock or Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Mandatory Convertible Preferred Stock and shares of Common Stock except in compliance with the foregoing restrictions.

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Notwithstanding anything herein to the contrary, if (1) the closing of the Public Offering has not occurred prior to October 31, 2014, (2) the Company notifies the Underwriters in writing prior to the execution of the Mandatory Convertible Preferred Stock Underwriting Agreement that it does not intend to proceed with the Public Offering, or (3) the Mandatory Convertible Preferred Stock Underwriting Agreement (other than any provision thereof which is expressed to survive termination) shall terminate or be terminated prior to payment for and delivery of the shares of Mandatory Convertible Preferred Stock to be sold thereunder, this agreement shall be of no further force or effect and the undersigned shall be released from all obligations hereunder.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Mandatory Convertible Preferred Stock Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

This agreement and any claim, controversy or dispute arising under or related to this agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

Very truly yours,

(Name)

(Address)